SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): September 24, 2002
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                            AMERIGON INCORPORATED
            (Exact name of registrant as specified in its charter)
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            California                  0-21810            95-4318554
    (State or other jurisdiction of   (Commission       (I.R.S. Employer
     incorporation or organization)   File Number)      Identification No.)

                              5462 Irwindale Avenue
                           Irwindale, California 91706
                                 (626) 815-7400
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Item 5.  Other Events.

      On September 24, 2002, the Company obtained a loan from Big Beaver Investments LLC ("Big Beaver"), one of the Company's principal shareholders, for $1,000,000. The loan is secured by all accounts receivable of the Company. At June 30, 2002, the Company had accounts receivable of $2,185,000. The loan from Big Beaver accrues interest at 12% per annum, which is payable on the first day of each month (commencing on October 1, 2002), on the date of any prepayment of the loan and, if still outstanding, at maturity. The loan matures and all outstanding principal and accrued interest become due and payable on November 24, 2002. The loan is necessary to allow the Company to continue operations pending the raising of additional financing. Although the Company has received a proposal from a financial institution for a line of credit secured by its receivables, the Company continues to pursue obtaining an ongoing receivables-based line of credit from another financial institution on more favorable terms and conditions. There can be no assurance that the necessary additional financing will be available on terms and conditions acceptable to the Company.

Item 7.  Exhibits.

Exhibit
No.   Description

10.1 Credit Agreement, dated September 24, 2002, between Amerigon Incorporated and Big Beaver Investments LLC.

10.2 Security Agreement, dated September 24, 2002, between Amerigon Incorporated and Big Beaver Investments LLC.

10.3 Promissory Note, dated September 24, 2002, issued to Big Beaver Investments LLC.


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SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AMERIGON INCORPORATED


                             By: /s/ Oscar B. Marx, III

                                 -------------------------------------
                                 Oscar B. Marx, III
                                 Chief Executive Officer

Date: September 24, 2002